Exhibit 1.1

EXECUTION VERSION

CHIMERA INVESTMENT CORPORATION

125,000,000 Shares
Common Stock
($0.01 Par Value)

UNDERWRITING AGREEMENT

November 3, 2010

UNDERWRITING AGREEMENT

November 3, 2010

Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
RCap Securities, Inc.

          As Representatives of the several Underwriters

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

c/o	Barclays Capital Inc.
745 7th Avenue
New York, NY 10019

c/o	RCap Securities, Inc.
1211 Avenue of the Americas
Suite 2902
New York, New York 10036

Ladies and Gentlemen:

                    Chimera Investment Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”), Barclays Capital Inc. (“Barclays”) and RCap Securities, Inc. are acting as representatives (the “Representatives”), an aggregate of 125,000,000 shares (the “Firm Shares”) of common stock, $0.01 par value (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 18,750,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

                    The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-159468), as amended, including a base prospectus, with respect to the Shares, and which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange

Act”), which registration statement became effective upon filing under Rule 462(e) of the Securities Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. The Company has furnished to Credit Suisse, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the base prospectus included as part of such registration statement, as supplemented by a preliminary Prospectus Supplement, and including the documents incorporated in such base prospectus by reference (each, a “Preliminary Prospectus”), relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), collectively, are herein called the “Registration Statement.” The base prospectus, including all documents incorporated by reference therein, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430B under the Securities Act on or before the second Business Day (as defined below) following the date of this Agreement (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus or Preliminary Prospectus delivered to the Underwriter for use in connection with the offering of the Shares.

                    All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

                    The Company and the Underwriters agree as follows:

                    1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as Credit Suisse may determine to avoid fractional shares) set forth opposite the name of such Underwriter in Schedule A annexed hereto at a purchase price of $3.80 per Share. The Company is advised by Credit Suisse that the Underwriters intend (i) to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

                    In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment Credit Suisse shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares, provided that the purchase price per Additional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. This option may be exercised by Credit Suisse on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Each such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that an additional time of purchase shall not be (i) earlier than the time of purchase (as defined below) or (ii) later than the tenth Business Day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares (subject, in each case, to such adjustment as Credit Suisse may determine to eliminate fractional shares). As used herein “Business Day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading and commercial banks in the City of New York are open for business.

                    2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the Firm Shares to Credit Suisse through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 8, 2010 (unless another time shall be agreed to by Credit Suisse and the Company or unless postponed in accordance with the provisions of Section 10 hereof). The time at which any such payment and delivery are actually made is herein sometimes called the “time of purchase.” Delivery of the Firm Shares and Additional Shares shall be made through the facilities of the DTC and shall be in global form, as one or more global notes representing the Shares, unless Credit Suisse shall otherwise instruct. The Firm Shares so to be delivered or evidence of their issuance will be made available for checking at least 24 hours prior to the time of purchase. Payment of the purchase price for Additional Shares shall be made at each additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. The Additional Shares being purchased on each additional time of purchase or evidence of their issuance will be made available for checking at a reasonable time in advance of such additional time of purchase.

                    3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time referred to in Section 3(c), as of the time of purchase and, if applicable, at each additional time of purchase that:

                    (a) (1) At the time of filing the Original Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (4) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

                    At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

                    (b) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on May 26, 2009 and any post-effective amendment thereto also became effective upon filing under Rule 462(e). The Registration Statement has been filed with the Commission and has been deemed effective under the Securities Act. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or any post-effective amendment thereto, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree. The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act. Copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus, Issuer General Use Free Writing Prospectuses (as defined below) or any other materials, if any, permitted by the Securities Act.

                    (c) Each part of the Registration Statement, and any post-effective amendment thereto, when such part became effective and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Securities Act or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase and, if applicable, at each additional time of purchase, conformed or will conform in all material respects with the requirements of the Securities Act. Each part of the Registration Statement, and any post-effective amendment thereto, when such part became effective and at each deemed effective date with respect to the Underwriters or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, any Preliminary Prospectus and any amendment or supplement thereto, at their respective times of issuance and at the time of purchase and, if applicable, at each additional time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by Credit Suisse, on behalf of the several Underwriters, specifically for use in the preparation thereof.

                    (d) As of the Applicable Time neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the information included on Schedule C hereto and the Statutory Prospectus (as defined below) as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    As used in this subsection and elsewhere in this Agreement:

                    “Applicable Time” means 8:50 A.M. (Eastern time) on November 3, 2010 or such other time as agreed by the Company and Credit Suisse.

                    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

                    “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule B hereto.

                    “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

                    “Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

                    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies Credit Suisse as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

                    The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Credit Suisse expressly for use therein.

                    (e) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable and, when read together with the other information in the Prospectus, (i) at the time the Original Registration Statement became effective, (ii) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (iii) at the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (f) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus are accurate in all material respects and fairly present the financial condition of the Company on a consolidated basis as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

                    (g) The Preliminary Prospectus was, and the Prospectus and the General Disclosure Package delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus, Prospectus and the General Disclosure Package, respectively, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

                    (h) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

                    (i) Each of Chimera Securities Holdings, LLC, Chimera Special Holding LLC, Chimera Asset Holding LLC and Chimera Holding LLC (each a “Subsidiary” and, together, the “Subsidiaries”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

                    (j) The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) other than the Subsidiaries and, except for the equity of the Subsidiaries, does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to Credit Suisse and, except as set forth in the exhibits to, or incorporated by reference into, the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if applicable, each additional time of purchase.

                    (k) Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its articles of incorporation or bylaws or operating agreement, as applicable or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound or affected, the effect of which breach or default under this clause (ii) could have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, constitute a default under or a Repayment Event (as defined below) under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, constitute a default under or a Repayment Event under), (i) any provision of the articles of incorporation or bylaws of the Company or operating agreement of any Subsidiary, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                    (l) All of the issued and outstanding shares of capital stock, including the Common Stock of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

                    (m) This Agreement has been duly authorized, executed and delivered by the Company.

                    (n) The management agreement (the “Management Agreement”), entered into between the Company and Fixed Income Discount Advisory Company (the “Manager”) on November 21, 2007, as amended on October 13, 2008 and October 19, 2008, has been duly authorized by the Company, and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

                    (o) The capital stock of the Company, including the Shares, conforms and will conform in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

                    (p) The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the Exchange Act.

                    (q) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Shares under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (iii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NYSE.

                    (r) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Shares to the Underwriters hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Shares or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Shares or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

                    (s) Deloitte & Touche LLP (the “Accountants”), whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act.

                    (t) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct their respective business as described in the General Disclosure Package and the Prospectus, except as such as could not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the General Disclosure Package and the Prospectus except as such as could not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could have a Material Adverse Effect.

                    (u) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and third parties and any of the Subsidiaries and third parties expressly referenced in the General Disclosure Package and Prospectus are legal, valid and binding obligations of the Company or the Subsidiary party thereto, as applicable, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

                    (v) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective officers or directors is a party or of which any of their respective properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect.

                    (w) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package (including as of the Applicable Time), and the Prospectus, there has not been (i) any material adverse change, or any development which would reasonably be expected to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, the General Disclosure Package, or the Prospectus, or the results of operations, condition (financial or otherwise), net worth, business, prospects or operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries, taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or, except in the ordinary course of business, outstanding indebtedness of the Company or any Subsidiaries, or (v) except for regular quarterly dividends on Common Stock in a manner consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock. Neither the Company nor any Subsidiary has any material contingent obligation which is not disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus.

                    (x) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

                    (y) Neither the Company nor any of the Subsidiaries (i) have any issued or outstanding preferred stock, and (ii) have defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company and the Subsidiaries, taken as a whole. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act, since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company.

                    (z) Neither the Company nor any of the Subsidiaries nor any of their respective officers, directors and controlling Persons have, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Shares, or (ii) (except pursuant to this Agreement) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) since March 29, 2010 paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

                    (aa) The Company has applied to have the Shares listed on the NYSE, and the Shares will have been approved for listing on the NYSE as of the time of purchase, subject only to official notice of issuance.

                    (bb) Neither the Company nor any of its affiliates, except for RCap Securities, Inc., (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.

                    (cc) Any certificate signed by any officer of the Company delivered to Credit Suisse or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                    (dd) As of the date of this Agreement, the Company has no plan or intention to materially alter its capital investment policy or investment allocation strategy, both as described in the General Disclosure Package and the Prospectus, and is in compliance with its stated capital investment policy and investment allocation strategy. Each of the Company and the Subsidiaries has good and marketable title to all of the properties and assets owned by them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not have a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property or asset by the Company or any Subsidiary, and except as described in or contemplated by the Prospectus and the General Disclosure Package. Neither the Company nor any of the Subsidiaries owns any real property. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any Subsidiary.

                    (ee) Each of the Company and the Subsidiaries have filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and have paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Neither the Company nor any Subsidiary has any knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company or any of the Subsidiaries. To the knowledge of the Company and each of the Subsidiaries, there are no tax returns of the Company or any Subsidiary that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

                    (ff) Each of the Company and the Subsidiaries owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and the Subsidiaries to conduct their respective businesses as described in the General Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

                    (gg) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (hh) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant material weaknesses in internal controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

                    (ii) The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                    (jj) Neither the Company nor any Subsidiary is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or the Subsidiaries. The Company and each of the Subsidiaries has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each of the Subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

                    (kk) Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriter pursuant to this Agreement.

                    (ll) There are no existing or threatened labor disputes with the employees of the Company or any Subsidiary which are likely to have individually or in the aggregate a Material Adverse Effect.

                    (mm) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

                    (nn) The Company, since its date of inception, has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), for all taxable years commencing with its taxable year ended December 31, 2007. The proposed method of operation of the Company as described in the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

                    (oo) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

                    (pp) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders or directors of the Company or any Subsidiary, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus which is not so described.

                    (qq) Neither the Company nor any Subsidiary has, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any Subsidiary, or to or for any family member or affiliate of any director or executive officer of the Company or any Subsidiary.

                    (rr) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

                    (ss) The Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

                    (tt) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

                    4. Representations and Warranties of the Manager. The Manager represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time, as of the time of purchase and, if applicable, at each additional time of purchase that:

                    (a) The information regarding the Manager set forth under the headings (i) “Prospectus Supplement Summary – Our Manager” in the Prospectus, and (ii) “Business – Our Manager”, “Business – The Management Agreement”, “Risk Factors – Risks Associated With our Management and Relationship With our Manager”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Management Agreement and Related Party Transactions – Management Agreement” in the Company’s annual report on Form 10-K for the year ended December 31, 2009, incorporated by reference in the Registration Statement (collectively, the “Manager Package”) is true and correct in all material respects.

                    (b) The Manager has been duly formed and incorporated and is existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

                    (c) This Agreement and the transactions contemplated to be consummated by the Manager in this Agreement and the Prospectus have been duly and validly authorized by the Manager and this Agreement has been duly and validly executed and delivered by the Manager.

                    (d) The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

                    (e) The Manager is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its certificate of incorporation or bylaws or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Manager is a party or by which it or any of its assets or properties may be bound or affected, the effect of which breach or default under this clause (ii) could have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of or constitute a default under), (i) any provision of the certificate of incorporation or bylaws of the Manager, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Manager is a party or by which the Manager or any of its assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Manager.

                    (f) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Manager and (C) no waiver or consent under any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Manager is a party or by which the Manager or any of its assets or properties may be bound or affected, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Manager of its obligations under this Agreement or the Management Agreement and the transactions contemplated thereby, in each case on the terms contemplated by the Prospectus, except such as have been already obtained.

                    (g) The Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Prospectus, except as such as could not have a Material Adverse Effect. The Manager is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus except as such as could not have a Material Adverse Effect. The Manager is not in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Manager, the effect of which could have a Material Adverse Effect.

                    (h) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Manager’s knowledge, threatened to which the Manager or any of its officers or directors is a party or of which any of its properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect.

                    (i) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Prospectus.

                    5. Certain Covenants of the Company. The Company hereby covenants and agrees with each of the Underwriters that:

                    (a) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as Credit Suisse may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares). The Company will promptly advise Credit Suisse of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                    (b) The Company will prepare the Prospectus in a form in compliance with Rule 430B and approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M. (New York City time), on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

                    (c) The Company will advise Credit Suisse immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to any filing of the Company under the Securities Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (iv) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. The Company will advise Credit Suisse promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated by reference therein, and will furnish Credit Suisse with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Credit Suisse or counsel for the Underwriters shall object in writing. The Company has given Credit Suisse notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Company will give Credit Suisse notice of its intention to make any such filing from the Applicable Time to the time of purchase and, if applicable, each additional time of purchase, and will furnish Credit Suisse with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which Credit Suisse or counsel for the Underwriters shall object in writing.

                    (d) The Company will advise Credit Suisse promptly and, if requested by Credit Suisse, will confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

                    (e) The Company will furnish to Credit Suisse, and upon request to each of the other Underwriters, for a period of five years from the date of this Agreement, (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as Credit Suisse may reasonably request regarding the Company, in each case as soon as such communications, documents or information become available.

                    (f) The Company will advise Credit Suisse promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, Credit Suisse or their respective counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will notify Credit Suisse and promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company’s own expense, to the Underwriters and to dealers copies in such quantities and at such locations as Credit Suisse may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Credit Suisse and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

                    (g) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and will advise the Underwriters in writing when such statement has been made available.

                    (h) The Company will furnish to Credit Suisse a signed copy of the Registration Statement, as initially filed with the Commission and of all amendments thereto

(including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as Credit Suisse may reasonably request.

                    (i) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

                    (j) The Company will furnish to Credit Suisse, not less than two Business Days before a filing with the Commission during the period referred to in subsection (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period will file all such documents in a manner and within the time periods required by the Exchange Act.

                    (k) The Company will not sell, offer, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock, except for the sales to the Underwriter pursuant to this Agreement and except for issuances of Common Stock upon the exercise of outstanding options, for a period of 60 days after the date hereof, without the prior written consent of Credit Suisse and Barclays. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, (iii) the grant of restricted stock or other awards pursuant to the Company’s Equity Incentive Plan as exists on the date hereof or issuances pursuant to the exercise of employee stock options or other awards outstanding on the date hereof, (iv) the payment by any grantee of any shares of restricted stock or other awards pursuant to the Company’s Equity Incentive Plan as exists on the date hereof of any withholding or other taxes relating to such shares through or by means of the cancellation of a portion of such shares, or (v) any shares of Common Stock sold by the Company pursuant to the Company’s dividend reinvestment and share purchase plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this subsection (k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                    (l) The Company will use its best efforts to cause Annaly, each of the Company’s officers and directors and certain members of the senior management of Annaly to furnish to Credit Suisse and Barclays, prior to the time of purchase, a letter or letters, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree, subject to certain exceptions set forth therein, not to sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock of the Company for a period of 90 days after the date hereof, without the prior written consent of Credit Suisse and Barclays.

                    (m) The Company will use its best efforts to cause the Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

                    (n) The Company will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

                    (o) The Company will maintain, at its expense, a registrar and transfer agent for the Shares.

                    (p) The Company will pay all expenses, fees and taxes (other than any fees and disbursements of counsel for the Underwriters, except as set forth under Section 7 hereof or (iii) or (v) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, except that the lodging, airfare (except if the Company charters a flight in which case employees of the Underwriters ride on such charter without charge), and incidental expenses of employees of the Underwriters shall be the responsibility of the Underwriters, (v) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vi) any listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (vii) the filing, if any, for review of the public offering of the Shares by the FINRA, (viii) the performance of the Company’s other obligations hereunder, and (ix) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the first paragraph of Section 3(d).

                    (q) The Company will not and will cause the Subsidiaries not to (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company.

                    (r) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

                    (s) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

                    (t) The Company has been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

                    (u) The Company will not be or become and will cause each of the Subsidiaries not to be or become, at any time prior to the expiration of three years after the date of the Agreement, an “investment company,” as such term is defined in the Investment Company Act.

                    (v) The Company has retained the Accountants as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act.

                    (w) The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

                    (x) The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

                    (y) The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

                    (z) The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided, however, that prior to the preparation of the Prospectus in accordance with Section 5(b), the Underwriters are authorized to use the information with respect to the final terms of the Shares in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

                    6. Certain Covenants of the Manager. The Manager covenants with each Underwriter and with the Company that, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriter for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

                    7. Reimbursement of Underwriter’s Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(p) hereof, reimburse the

Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

                    8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof, at the Applicable Time and at the time of purchase (and the several obligations of the Underwriters at each additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof, at the Applicable Time and at the time of purchase (unless previously waived) and at each additional time of purchase, as the case may be), the performance by the Company and the Manager of its obligations hereunder and to the following additional conditions precedent:

                    (a) The Company and the Manager shall furnish to Credit Suisse, at the time of purchase and at each additional time of purchase, as the case may be, opinions of K&L Gates LLP, counsel for the Company and the Manager, addressed to the Underwriters (with reproduced copies for each of the Underwriters), and dated the time of purchase or each additional time of purchase, as the case may be, and in form satisfactory to Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, substantially in the form of Exhibit A, attached hereto.

                    (b) Credit Suisse shall have received from the Accountants, letters dated, respectively, the date of this Agreement and the time of purchase and each additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters), in the forms heretofore approved by Credit Suisse relating to the financial statements, including any pro forma financial statements of the Company and such other matters customarily covered by comfort letters issued in connection with a registered public offering.

                    In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless Credit Suisse deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of Credit Suisse, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement and the Prospectus.

                    (c) Credit Suisse shall have received at the time of purchase and at each additional time of purchase, as the case may be, the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated the time of purchase or each additional time of purchase, as the case may be.

                    (d) No amendment or supplement to the Registration Statement or the Prospectus, including the documents deemed to be incorporated by reference therein, or Issuer Free Writing Prospectus shall be filed to which the Underwriters object in writing.

                    (e) Prior to the time of purchase or each additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, and the General Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                    (f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase or each additional time of purchase, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)). A prospectus containing the Rule 430B information shall have been filed with the Commission in accordance with Rule 424(b) (or a post effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

                    (g) Between the time of execution of this Agreement and the time of purchase or each additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement, and the Prospectus and the General Disclosure Package, in each case as of the Applicable Time), in the business, condition, net worth or prospects of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material and unfavorable to the Company or any of the Subsidiaries, taken as a whole, shall have been entered into by the Company or any Subsidiary.

                    (h) The Company will, at the time of purchase or each additional time of purchase, as the case may be, deliver to Credit Suisse a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before each additional time of purchase, as the case may be, and that the conditions set forth in subsections (e) and (g) of this Section 8 have been met.

                    (i) The Manager will, at the time of purchase or each additional time of purchase, as the case may be, deliver to Credit Suisse a certificate of two of its executive officers to the effect that the representations and warranties of the Manager as set forth in this Agreement are true and correct as of each such date, that the Manager shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before each additional time of purchase, as the case may be.

                    (j) The Company shall have furnished to Credit Suisse such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and each additional time of purchase, as the case may be, as Credit Suisse may reasonably request.

                    (k) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or each additional time of purchase, as the case may be.

                    (l) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                    (m) Credit Suisse shall have received lock-up agreements from Annaly and each of the Company’s officers and directors and certain members of the senior management of Annaly upon the consummation of the transactions contemplated hereby, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect.

                    (n) Between the time of execution of this Agreement and the time of purchase or each additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act.

                    9. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Credit Suisse, at any time prior to the time of purchase or, if applicable, each additional time of purchase, (i) if any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if any material adverse and unfavorable change occurs (financial or otherwise), or any development involving a material adverse and unfavorable change occurs (financial or otherwise) (in each case, other than as disclosed in, or incorporated by reference into, the Registration Statement, the General Disclosure Package, and the Prospectus as of the Applicable Time (exclusive of any supplement thereto)), in the operations, business, net worth, condition or prospects of the Company and its Subsidiaries, taken as a whole, or the Manager, or a material change in management of the Company or the Manager occurs, whether or not arising in the ordinary course of business, which would, in the sole judgment of Credit Suisse, make it impracticable to market the Shares, (iii) if (a) the United States shall have declared war in accordance with its constitutional processes or there has occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change or development in economic, political or other conditions the effect of which on, or (b) any material adverse change in the financial markets of the United States or the international financial markets is such as to make it, in the sole judgment of Credit Suisse, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or by the NYSE, or if trading generally on the NYSE, American Stock Exchange or in the Nasdaq National Market has been suspended, materially limited, (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or Nasdaq or by order of the Commission or any other governmental authority, (v) if a banking moratorium shall have been declared by New York or United States authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (vi) if there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act, (vii) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of Credit Suisse, materially adversely affects or will materially adversely affect the business or operations of the Company, or (viii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of Credit Suisse, has a material adverse effect on the securities markets in the United States.

                    If Credit Suisse elects to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly by telephone, which shall be promptly confirmed by facsimile.

                    If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3, 5(p), 7, 11 and 12 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Sections 11 and 12 hereof) or to one another hereunder.

                    10. Increase in Underwriters’ Commitments. If any Underwriter shall default in its obligation under this Agreement to take up and pay for the Shares to be purchased by it under this Agreement (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof), Credit Suisse shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased at the time of purchase or each additional time of purchase, as the case may be, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the number of Shares agreed to be purchased by all such defaulting Underwriters in such amount or amounts as Credit Suisse may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A; and (ii) if the total number of Defaulted Shares exceeds 10% of such total number of Shares to be purchased at the time of purchase or each additional time of purchase, as the case may be, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five Business Day period from the date of default for the purchase of such Defaulted Shares, Credit Suisse may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 3 5(p), 7, 11 and 12 shall at all times be effective and shall survive such termination. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                    Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or by substituted Underwriters selected by Credit Suisse with the approval of the Company or selected by the Company with the approval of Credit Suisse).

                    If a new Underwriter or Underwriters are substituted for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or Credit Suisse shall have the right to postpone the time of purchase or each additional time of purchase, as the case may be, for a period not exceeding seven Business Days from the date of substitution in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

                    The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                    11. Indemnification.

                    (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless the Underwriters, their affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) and the person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or any documents deemed to be incorporated by reference therein), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 12 below) any such settlement is effected with the written consent of the Company; and

                    (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Credit Suisse), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Credit Suisse expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or any documents deemed to be incorporated by reference therein), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

                    (b) Indemnification of Underwriters by the Manager. The Manager agrees to indemnify and hold harmless the Underwriters, their Affiliates and the person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, however, that in the case of the Manager this indemnity agreement shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Manager Package.

                    (c) Indemnification of Company, Manager, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Manager, and each of their directors and each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls either the Company or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Credit Suisse expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus: the information in the second paragraph under the caption “Underwriting.”

                    (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 11(a) and 11(b) above, counsel to the indemnified parties shall be selected by Credit Suisse, and, in the case of parties indemnified pursuant to Section 11(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 or Section 12 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                    (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                    12. Contribution. If the indemnification provided for in Section 11 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                    The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, relative to the total compensation received by the Underwriters from the sale of Shares on behalf of the Underwriters.

                    The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Manager or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                    Notwithstanding the provisions of this Section 12, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 12, the person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriters’ Affiliates shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, the Manager and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                    13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, and to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 11 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, with a copy for information purposes to Valerie Ford Jacob, Esq. at Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 and if to the Company or the Manager, shall be sufficient in all respects if delivered or sent to them at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention: R. Nicholas Singh, Esq. with a copy for information purposes to Phillip Kardis, Esq. at K&L Gates LLP, 1601 K Street NW, Washington, D.C. 20006.

                    14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                    15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Manager consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Manager hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Credit Suisse or any indemnified party. Each of Credit Suisse, the Manager and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Manager agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or the Manager, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Company or the Manager, as the case may be, is or may be subject, by suit upon such judgment.

                    16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Manager and to the extent provided in Section 11 and 12 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                    17. No Advisory or Fiduciary Relationship. The Company and the Manager each acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

                    18. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

                    19. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Manager or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or the Manager, and (ii) delivery of and payment for the Shares.

                    20. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Manager and the Underwriter, or any of them, with respect to the subject matter hereof.

                    21. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

                    22. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Manager and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Manager’s and the Underwriters’ respective businesses and/or assets.

                    23. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                    If the foregoing correctly sets forth the understanding among the Company, the Manager and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

CHIMERA INVESTMENT CORPORATION

By:	/s/ Alexandra Denahan

Name: Alexandra Denahan
Title: Chief Financial Officer

FIXED INCOME DISCOUNT ADVISORY COMPANY

By:	/s/ Kathryn Fagan

Name: Kathryn Fagan
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first
above written, on behalf of themselves and
the several Underwriters named in Schedule A

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ David Hermer

Name: David Hermer
Title: Managing Director

BARCLAYS CAPITAL INC.

By	/s/ Victoria Hale

Name: Victoria Hale
Title: Vice President

RCAP SECURITIES, INC.

By	/s/ Tyler Bak

Name: Tyler Bak
Title: Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares

Credit Suisse Securities (USA) LLC	62,500,000
Barclays Capital Inc.	50,000,000
RCap Securities, Inc.	12,500,000

Total	125,000,000

Sch-A

SCHEDULE B

Issuer General Use Free Writing Prospectus

None.

Sch-B

SCHEDULE C

Information

None.

Sch-C